UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2024

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+91 99454-8382

(Registrant’s telephone number, including area code)

Innovative International Acquisition Corp.

24681 La Plaza Ste 300

Dana Point, CA 92629

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $11.50, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Waiver of Insider Letter and Lock-Up Release Agreement

As previously disclosed in the Current Report 8-K of Zoomcar Holdings, Inc. (the “Company”) on January 4, 2024, the Company, which was previously known as Innovative International Acquisition Corp., a Cayman Islands exempted company, consummated its previously announced business combination on December 28, 2023 with Zoomcar, Inc., a Delaware corporation (“Zoomcar”), pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of October 13, 2022, by and among the Company, Innovative International Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Zoomcar, and Greg Moran, solely in the capacity as the representative of the Zoomcar stockholders.

As previously disclosed in the Current Report 8-K of the Company, filed with the SEC on October 29, 2021, in connection with the Company’s initial public offering, the Company entered into a letter agreement (as amended, the “Letter Agreement”), dated October 26, 2021, by and among the Company, the officers and directors of the Company, and Innovative International Sponsor I LLC (the “Sponsor” and collectively, with the former members of the Sponsor that received securities upon distribution of securities by the Sponsor, and the officers and directors of the Company, the “Lock-up Parties”). The Letter Agreement, among other things, imposed certain lock-up restrictions on the Company securities held by the Lock-up Parties.

On February 1, 2024, the Company entered into an agreement (the “Lock-Up Release Agreement”) with two of the former members of the Sponsor, ASJC Global LLC – Series 24 (“ASJC”) and Cohen Sponsor LLC – A24 RS (“Sponsor Investor”, and together with ASJC, the “Lock-Up Release Parties”), pursuant to which the Company agreed to waive the lock-up restrictions provided for in the Letter Agreement with respect to the Lock-Up Release Parties for a period of 120 days (the “Lock-Up Release Period”) in exchange for a cash fee to be paid by the Lock-Up Release Parties to the Company within 3 business days following each 14 day payment period during the Lock-Up Release Period, in an amount between $0.50 and $1.50 per share that is sold by the Lock-Up Release Parties during the Lock-Up Release Period, less any legal fees in the amount of up to $50,000 incurred by the Lock-Up Release Parties in connection with the Lock-Up Release Agreement. The cash fee payable to the Company by the Lock-Up Parties will be based upon the volume weighted average price per share sold during each 14 day payment period during the Lock-Up Release Period. At the end of the Lock-Up Release Period, the lock-up restrictions provided for in the Letter Agreement will be reaffixed to any shares of the Company’s common stock held by the Lock-Up Release Parties at that time and no consideration will be due from the Lock-Up Release Parties to the Company for any such shares.

The foregoing description of the terms of the Lock-Up Release Agreement is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2024, David Ishag tendered his resignations as a member of the board of directors of the Company. Mr. Ishag’s resignation was not in connection with any disagreements with the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lock-Up Release Agreement, dated as of February 1, 2024, by and between Zoomcar Holdings, Inc., ASJC Global LLC – Series 24, and Cohen Sponsor LLC – A24 RS (Certain information has been redacted in the marked portions of the exhibit.).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2024	Zoomcar Holdings, Inc.

	By:	/s/ Greg Moran
	Name:	Greg Moran
	Title:	Chief Executive Officer and Director

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